Exhibit 99.2
COGNOS INCORPORATED

SUPPLEMENTARY DISCLOSURE RELATING TO SFAS NO. 142
(in United States dollars, unless otherwise indicated, and in accordance with US GAAP)

Effective March 1, 2002 the Corporation adopted SFAS Nos. 141 and 142. For further disclosure regarding the adoption of this standard please see Notes 2 and 4 of the Condensed Notes to the Consolidated Financial Statements included in Item 1 of this Form 10-Q.

If the non-amortization provisions of SFAS Nos. 141 and 142 had been in effect beginning March 1, 1999 results would have been as follows (000’s):

	Years ended the last day of February
	2002	2001	2000
Reported net income	$19,408	$64,260	$58,815
Goodwill amortization	4,398	2,445	912

Adjusted net income	$23,806	$66,705	$59,727

Basic net income per share:
Reported net income	$0.22	$0.74	$0.68
Goodwill amortization	0.05	0.02	0.01

Adjusted net income	$0.27	$0.76	$0.69

Diluted net income per share:
Reported net income	$0.21	$0.70	$0.67
Goodwill amortization	0.05	0.03	0.01

Adjusted net income	$0.26	$0.73	$0.68

Weighted Average number of shares:
Basic	87,807	87,324	85,972

Diluted	90,461	91,973	88,100

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Exhibit 99.2
COGNOS INCORPORATED

SUPPLEMENTARY DISCLOSURE RELATING TO SFAS NO. 142
(in United States dollars, unless otherwise indicated, and in accordance with US GAAP)

If the non-amortization provisions of SFAS Nos. 141 and 142 had been in effect beginning March 1, 2000 the unaudited quarterly results would have been as follows (000’s):

	Fiscal 2001				Fiscal 2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	($000s, except per share amounts, U.S. GAAP)
Reported net income	$11,984	$16,511	$13,627	$22,138	$(11,102)	$7,104	$13,286	$10,120
Goodwill amortization	271	314	772	1,089	1,089	1,089	1,089	1,131

Adjusted net income	12,255	16,825	14,399	23,227	$(10,013)	$8,193	$14,375	$11,251

Basic net income per share:
Reported net income	$0.14	$0.19	$0.15	$0.25	$(0.13)	$0.08	$0.15	$0.12
Goodwill amortization	0.00	0.00	0.01	0.01	0.02	0.01	0.01	0.01

Adjusted net income	$0.14	$0.19	$0.16	$0.26	$(0.11)	$0.09	$0.16	$0.13

Diluted net income per share:
Reported net income	$0.13	$0.18	$0.15	$0.24	$(0.13)	$0.08	$0.15	$0.11
Goodwill amortization	0.00	0.00	0.01	0.01	0.02	0.01	0.01	0.01

Adjusted net income	$0.13	$0.18	$0.16	$0.25	$(0.11)	$0.09	$0.16	$0.12

Weighted Average number of shares:
Basic	86,504	87,217	87,738	87,897	88,023	88,004	87,488	87,671

Diluted	91,527	92,345	92,646	91,388	88,023	89,941	89,456	91,897

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Exhibit 99.2
COGNOS INCORPORATED

SUPPLEMENTARY DISCLOSURE RELATING TO SECTION 3062
(in United States dollars, unless otherwise indicated, and in accordance with US GAAP)

Effective March 1, 2002 the Corporation adopted Sections 1581 and 3062. For further disclosure regarding the adoption of this standard please see Notes 2 and 4 of the Condensed Notes to the Consolidated Financial Statements included in Exhibit 99 of this Form 10-Q.

If the non-amortization provisions of Sections 1581 and 3062 had been in effect beginning March 1, 1999 results would have been as follows (000’s):

	Years ended the last day of February
	2002	2001	2000
Reported net income	$14,599	$62,736	$54,542
Goodwill amortization	4,398	2,445	912

Adjusted net income	$18,997	$65,182	$55,454

Basic net income per share:
Reported net income	$0.17	$0.72	$0.63
Goodwill amortization	0.05	0.03	0.02

Adjusted net income	$0.22	$0.75	$0.65

Diluted net income per share:
Reported net income	$0.16	$0.68	$0.62
Goodwill amortization	0.05	0.03	0.01

Adjusted net income	$0.21	$0.71	$0.63

Weighted Average number of shares:
Basic	87,807	87,324	85,972

Diluted	90,461	91,973	88,100

40